AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 1996
                          REGISTRATION NO. 33-65055
    -----------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                      -----------------------------

                              AMENDMENT NO. 1
                                   TO
                                FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                      -----------------------------
                    BROWNING-FERRIS INDUSTRIES, INC.
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 DELAWARE
                    (STATE OR OTHER JURISDICTION OF
                      INCORPORATION OR ORGANIZATION)
                                74-1673682
                  (I.R.S. EMPLOYER IDENTIFICATION NO.)


                            757 N. ELDRIDGE
                          HOUSTON, TEXAS 77079
                             (713) 870-8100
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      -----------------------------
                            GERALD K. BURGER
                      VICE PRESIDENT AND SECRETARY
                    BROWNING-FERRIS INDUSTRIES, INC.
                             757 N. ELDRIDGE
                          HOUSTON, TEXAS 77079
                             (713) 870-7820
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                          OF AGENT FOR SERVICE)

                      -----------------------------
                               Copies to:
FULBRIGHT & JAWORSKI L.L.P.                          VINSON & ELKINS L.L.P.
1301 MCKINNEY STREET                                     1001 FANNIN STREET
HOUSTON, TEXAS 77010                                  2500 FIRST CITY TOWER
(713) 651-5421                                   HOUSTON, TEXAS  77002-6760
ATTN:  ARTHUR H. ROGERS                                      (713) 758-2128
                                                    ATTN:  MICHAEL P. FINCH
                       -----------------------------
    Approximate date of commencement of proposed sale to the public:

       From time to time after this Registration Statement becomes effective.
                      -----------------------------
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please
check the following box.   /  /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box.    /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ /

     If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.   / /
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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a)
OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.



             SUBJECT TO COMPLETION, DATED JANUARY 5, 1996


PROSPECTUS                       [BFI LOGO]


                     BROWNING-FERRIS INDUSTRIES,INC.

                             DEBT SECURITIES
                             PREFERRED STOCK
                              COMMON STOCK
                                WARRANTS
                        STOCK PURCHASE CONTRACTS
                          STOCK PURCHASE UNITS

Browning-Ferris Industries, Inc. (the "Company") may offer and sell from time to time, either jointly or separately, at prices and on terms to be determined at or prior to the time of sale, up to an aggregate initial offering price of not more than $1,142,227,500 (or, if applicable, the equivalent thereof in other currencies) of its (i) unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other unsecured evidences of indebted-ness in one or more series, (ii) shares of preferred stock, without par value ("Preferred Stock"), in one or more series, (iii) shares of common stock, par value $.16 2/3 per share ("Common Stock"), (iv) Warrants ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock, (v) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase Preferred Stock or
Common Stock or (vi) Stock Purchase Units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contract (the Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to as "Securities").

Specific terms of the Securities ("Offered Securities") in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of the Offered Securities and the initial price and net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated debt, authorized denomination, maturity, rate or rates of interest (or method of calculation thereof) and dates for payment thereof, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, and the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any voting rights, and any conversion or exchange rights, (iii) in the case of Common Stock, the number of shares of Common Stock and the terms of the offering and sale thereof, (iv) in the case of Warrants, the number and terms thereof, the designation and number of Securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof, (v) in the case of Stock Purchase Contracts, the designation and number of shares of Preferred Stock or Common Stock issuable thereunder, the purchase price of the Preferred Stock or Common Stock, the date or dates on which the Preferred Stock or Common
Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contract or visa versa, and the terms of the offering and sale thereof, and (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

The Company may sell the Securities directly, through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the Prospectus Supplement.
                          ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                           A CRIMINAL OFFENSE.
                         _______________________

This Prospectus may not be used to consummate sales of the Securities unless accompanied by a Prospectus Supplement.


        The date of this Prospectus is ____________________, 1996



No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the Prospectus Supplement in connection with the offering made hereby and if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. This Prospectus and the Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                      AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission may be inspected at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, at the offices of the Chicago Stock Exchange, Inc., 440 S. LaSalle Street, Chicago, Illinois 60605, and at the offices of the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, heretofore filed with the Commission by the Company pursuant to the Exchange Act, is incorporated herein by reference.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Copies of all documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) will be provided without charge to each person, including any beneficial owner, who receives a copy of this Prospectus on the written request of such person addressed to the Secretary's Department, Browning-Ferris Industries, Inc., P.O. Box 3151, Houston, Texas 77253, or upon the oral request of such person directed to the Secretary's Department at (713) 870-7027.

                           THE COMPANY

The Company is one of the largest publicly-held companies that engages, through its subsidiaries and affiliates, in providing waste services. The Company collects, transports, treats and/or processes, recycles and disposes of commercial, residential and municipal solid wastes and industrial wastes. The Company is also involved in waste-to-energy conversion, medical waste services, portable restroom services and municipal and commercial sweeping operations. The Company (including unconsolidated affiliates) operates in approximately 450 locations in North America and approximately 320 locations outside of North America, and employs approximately 43,000 persons. In addition to operations in the United States, Canada and Puerto Rico, the Company owns interests in subsidiaries or affiliates with operations in Australia, the Dominican Republic, Finland, Germany, Hong Kong, Italy, Israel, Kuwait, the Netherlands, New Zealand, Spain, Switzerland and the United Kingdom.

The term "Company" refers to Browning-Ferris Industries, Inc., a Delaware corporation, and its subsidiaries, affiliates and predecessors unless the context requires otherwise. The Company's executive offices are located at 757 N. Eldridge, Houston, Texas 77079. The Company's mailing address is P.O. Box 3151, Houston, Texas 77253, and its telephone number is (713) 870-8100.

                    APPLICATION OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement with respect to the proceeds from the sale of the particular Securities to which such Prospectus Supplement relates, the net proceeds to be received by the Company from the sale of the Securities will be added to the Company's general funds and are expected to be applied to reduce certain outstanding debt and for general corporate purposes, including capital expenditures and acquisitions.

                DESCRIPTION OF DEBT SECURITIES

The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate ("Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Offered Debt Securities.

The Debt Securities will be general unsecured obligations of the Company and will constitute either senior debt securities or subordinated debt securities. In the case of Debt Securities that will be senior debt securities ("Senior Debt Securities" and "Offered Senior Debt Securities"), the Debt Securities will be issued under a Restated Indenture dated as of September 1, 1991 (the "Senior Indenture"), between the Company and Texas Commerce Bank National Association, as Trustee (successor trustee to First City, Texas-Houston, National Association, which was formerly First City National Bank of Houston) (the "Senior Trustee"). In the case of Debt Securities that will be subordinated debt securities ("Subordinated Debt Securities" and "Offered Subordinated Debt Securities"), the Debt Securities will be issued under an Indenture dated as of August 1, 1987, as amended (the "Subordinated Indenture"), between the Company and The Bank of New York, as Trustee (successor trustee to NationsBank of Texas, National Association, which was successor trustee to First RepublicBank Houston, National Association) (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes referred to herein individually as an "Indenture" and collectively as the "Indentures". The Senior Trustee and the Subordinated Trustee are sometimes referred to herein individually as a "Trustee" and collectively as the "Trustees". The statements under this caption relating to the Debt Securities and the Indentures are summaries only and do not purport to be complete. Such summaries make use of terms defined in the Indentures. Wherever such terms are used herein or particular provisions of the Indentures are referred to, such terms or provisions, as the case may be, are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference. Certain defined terms in the Indentures are capitalized herein. The references below apply to the section numbers in each of the Indentures, unless otherwise indicated. Both the Senior Indenture and the Subordinated Indenture, and the Securities issued thereunder, are governed by Texas law.

Provisions Applicable to Both Senior and Subordinated Debt
Securities

General. The Indentures do not limit the aggregate principal amount of the Debt Securities issuable thereunder or of any particular series of the Debt Securities and provide that Debt Securities may be issued thereunder from time to time in one or more series with the same or various maturities at par, at a premium or at a discount. Offered Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rate ("Original Issue Discount Securities") will be sold at a discount (which may be substantial) from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. Other than as may be set forth in any Prospectus Supplement, the Indentures and the Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of a highly leveraged transaction by the Company.

Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title and the limit on the aggregate principal amount of Offered Debt Securities; (ii) the percentage of the principal amount at which the Offered Debt Securities will be sold; (iii) the date or dates on which the principal of (and premium, if any, on) the Offered Debt Securities will be payable; (iv) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Debt Securities will bear interest or the method of determining such rate or rates;
(v) the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, will be payable and the regular record date for interest payable on any payment date; (vi) the place or places where the principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable; (vii) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision; (viii) the principal amount of any Offered Debt Securities that are Original Issue Discount Securities, which would be payable upon declaration of acceleration of the maturity of the Offered Debt Securities; (ix) any modifications of the Events of Default or covenants of the Company contained in the Indenture pertaining to the Offered Debt Securities; (x) information with respect to book-entry procedures, if any; (xi) as to Subordinated Debt Securities only, whether the offered Subordinated Debt Securities are convertible into Common Stock of the Company and, if so, the initial conversion price; and (xii) any other terms of the Offered Debt Securities not inconsistent with the Indenture under which they are issued. (Section 301)

Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of and any premium and interest on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfer thereof will be registrable, at the corporate trust office of the Trustee or at the office of each paying agent, if any, identified in the Prospectus Supplement with respect to the Offered Debt Securities; provided that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. The Corporate Trust Office of the Senior Trustee is located at 712 Main Street, Houston, Texas 77002, and the Corporate Trust Office of the Subordinated Trustee is located at 10161 Centurion Parkway, Jacksonville, Florida 32256. (Sections 301, 305 and 1002)

Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued in only fully registered form without coupons in denominations of $1,000 or any integral multiple thereof, and no service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305)

Global Securities. The Offered Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be issued to and registered in the name of the depositary (the "Depositary") identified in the Prospectus Supplement, or its nominee, relating to such series. Global Securities may be issued only in fully-registered form and in either temporary or permanent form. Unless and until a Global Security is exchanged in whole or in part for the individual Debt Securities represented thereby, such Global Security may not be transferred except as a whole by the Depositary to its nominee or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary. (Section 305)

The specific terms of the depositary arrangement with respect to a series of Offered Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with the Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary ("Participants") or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary or its nominee is the registered owner of a Global Security, such registered owner will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Payments of principal of and premium, if any, and interest, if any, on Debt Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects the Depositary or its nominee, immediately upon receipt of any payment of principal, premium or interest in respect of a Global Security, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the sole responsibility of such Participants. The Company has no control over the practices of the Depositary or the Participants and there can be no assurance that these practices will not be changed.

If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. Further, if there shall have occurred and be continuing an Event of Default, or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to any series of Debt Securities represented by a Global Security, such Global Security shall be exchangeable for individual Debt Securities of such series. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to a physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

Consolidation, Merger and Sale of Assets. Each Indenture provides that the Company, without the consent of the holders of any of the outstanding Debt Securities, may consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any Person or may acquire or lease the assets of any Person substantially as an entirety or may permit any corporation to merge into the Company provided that (i) the successor is a corporation organized under the laws of any domestic jurisdiction;
(ii) the successor corporation, if other than the Company, assumes the Company's obligations under the Indenture and the Debt Securities issued thereunder; (iii) after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section 801)

Modification of the Indentures. Each Indenture provides that the Company and the Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Debt Securities, curing ambiguities or inconsistencies in the Indenture or making any other provisions with respect to matters arising under the Indenture if such action shall not adversely affect the interests of the holders of any series of Debt Securities in any material respect or to change or eliminate any of the provisions of the Indenture with respect to a series of Debt Securities if such series is not then outstanding. (Section 901)

Each Indenture also contains provisions permitting the Company, with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holders of all of the outstanding Debt Securities affected thereby, among other things: (i) change the maturity of the principal of or any installment of principal or interest on any of the Debt Securities; (ii) reduce the principal amount thereof or the rate of interest, if any, thereon or any premium payable on the redemption thereof; (iii) reduce the amount of the principal of Original Issue Discount Securities payable on any date; (iv) change the place of payment where, or the coin or currency in which, any of the Debt Securities or any premium or interest thereon is payable; (v) impair the right to institute suit for the enforcement of any such payment on or after the applicable maturity date; (vi) reduce the percentage in principal amount of the Debt Securities of any outstanding series the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, the Indenture; (vii) as to the Subordinated Indenture only, adversely affect the right to convert the Subordinated Debt Securities (if convertible) or modify the subordination provisions of the Subordinated Indenture in a manner adverse to the holders of Subordinated Debt Securities; or (viii) with certain exceptions, modify the foregoing requirements. (Section 902)

Events of Default, Notice and Waiver. Unless otherwise indicated in the Prospectus Supplement relating to a particular series of Debt Securities, an Event of Default with respect to any series of Debt Securities is defined in each Indenture to be a (i) default for 30 days in the payment of any installment of interest upon any of the Debt Securities of such series when due; (ii) default in the payment of principal of (or premium, if any, on) any of the Debt Securities of such series when due; (iii) default in the making or satisfaction of any sinking fund payment when the same becomes due by the terms of the Debt Securities of such series; (iv) default by the Company in the performance, or breach, of any of its other covenants in the Indenture which shall not have been remedied for a period of 60 days after notice by the Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series; (v) certain events of bankruptcy, insolvency or reorganization of the Company; and (vi) such other events as may be specified for each series. (Section 501)

A default under other indebtedness of the Company or any of its subsidiaries will not be a default under either Indenture, and an Event of Default under one series of Debt Securities will not necessarily be an Event of Default under another series of Debt Securities issued under the same Indenture.

Each Indenture provides that if an Event of Default specified therein with respect to any outstanding series of Debt Securities issued thereunder shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of such series may declare the principal (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms of such series) of all of the Debt Securities of such series to be immediately due and payable. Such declaration may be rescinded if certain conditions are satisfied. (Section 502)

Each Indenture also provides that the holders of not less than a majority in principal amount of the Debt Securities of any outstanding series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series, provided that the Trustee may take any other proper action not inconsistent with such direction and may decline to act if such direction is contrary to law or to the Indenture or would involve the Trustee in personal liability. (Section 512)

In addition, each Indenture also provides that the holders of not less than a majority in principal amount of the Debt Securities of any outstanding series thereunder may on behalf of the holders of all of the Debt Securities of such series waive any past default with respect to such series and its consequences, except a default
(i) in the payment of the principal of (or premium, if any) or interest on any of the Debt Securities of such series or (ii) in respect of a covenant or provision of the Indenture which, under the terms thereof, cannot be modified or amended without the consent of the holders of all of the Debt Securities of such series. (Section 513)

Each Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default in respect of any series of Debt Securities issued thereunder to act with the required standard of care, to be indemnified by the holders of the Debt Securities of such series before proceeding to exercise any right or power under the Indenture at the request of the holders of the Debt Securities of such series. (Sections 601 and 603)

Each Indenture also provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities issued thereunder give to the holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of, (or premium, if any) or interest on, or any sinking fund installment with respect to, any Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series; and provided further, that such notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance or breach of any covenant or warranty of the Company under the Indenture other than for the payment of the principal of, (or premium, if any) or interest on, or any sinking fund installment with respect to, any of the Debt Securities of such series. The term default for the foregoing purpose only means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such series. (Section 602)

Each Indenture requires the Company to file annually with the Trustee a certificate, executed by an officer of the Company, indicating whether the Company has fulfilled all of its obligations or is in default under certain covenants under the Indenture. (Section 1004)

Provisions Applicable to Senior Debt Securities

General. The Senior Debt Securities will be unsecured obligations of the Company issued under the Senior Indenture and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

Limitations on Liens. The Senior Indenture does not contain any covenant restricting the amount of indebtedness which may be incurred by the Company or any of its Subsidiaries. The Senior Indenture, however, provides, in general, that except as provided in this and in the following paragraph, the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or Debt of any Restricted Subsidiary (whether such Principal Property, shares of stock or Debt are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Senior Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guaranty by the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Senior Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Debt, so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not apply to Debt secured by: (1) Liens on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (2) Liens on any property (including shares of stock or Debt) existing at the time of acquisition thereof or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 180 days after, the acquisition of such property or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof; (3) Liens on any property to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property, or to secure Debt incurred prior to, at the time of or within 180 days after, the completion of such development, operation, construction, alteration, repair or improvement for the purpose of financing all or any part of such cost; (4) Liens which secure Debt owing by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or by the Company to a Restricted Subsidiary; (5) Liens securing indebtedness of a corporation which becomes a successor of the Company by reason of a consolidation, merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety; (6) Liens on property of the Company or a Restricted Subsidiary in favor of governmental authorities to secure partial, progress, advance or other payments or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens, or in favor of any trustee or mortgagee for the benefit of holders of indebtedness of any such entity incurred for any such purpose; (7) Liens incurred in connection with pollution control, sewage or solid waste disposal, industrial revenue or similar financing; (8) Liens existing at January 15, 1985; and (9) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (8), inclusive, or of any Debt secured thereby; provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus any improvements on such property) and shall secure no larger amount of Debt than that existing at the time of such extension, renewal or replacement. (Section 1005)

The Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions if at the time it does so (the "Incurrence Time") such Debt plus all other Debt of the Company and its Restricted Subsidiaries secured by a Lien which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured as described in clauses (1) through (9) in the preceding paragraph), plus the aggregate Attributable Debt (determined as of the Incurrence Time) of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions described in clauses (a) and (b) of the first paragraph under the caption "Limitation on Sale and Leaseback Transactions" herein) entered into after January 15, 1985 and in existence at the Incurrence Time (less the aggregate amount of proceeds of such Sale and Leaseback Transactions which shall have been applied as described in clause (d) of the first paragraph under the caption "Limitation on Sale and Leaseback Transactions" herein), does not exceed 10% of the Consolidated Net Tangible Assets. (Section 1005)

Limitation on Sale and Leaseback Transactions. The Senior Indenture provides, in general, that the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangements with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing as lessee by the Company or any such Restricted Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended the use of such Principal Property by the lessee will be discontinued), which was or is owned by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or a Restricted Subsidiary, more than 180 days after the completion of construction and commencement of full operation thereof by the Company or such Restricted Subsidiary, to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein called a "Sale and Leaseback Transaction") unless: (a) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (9) of the first paragraph under the caption "Limitations on Liens" herein, without equally and ratably securing the Senior Debt Securities, to issue, assume or guarantee indebtedness secured by a Lien on such Principal Property, or (b) such Sale and Leaseback Transaction relates to a landfill or other waste disposal site (excluding any plant or similar facility located thereon) owned by the Company or such Restricted Subsidiary or which the Company or such Restricted Subsidiary has the right to use, or (c) the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after January 15, 1985 (other than such Sale and Leaseback Transactions as are referred to in clauses (a),
(b) or (d) of this paragraph), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens described in clauses (1) through (9) of the first paragraph under the caption "Limitations on Liens" herein) which do not equally and ratably secure the Senior Debt Securities, would not exceed 10% of Consolidated Net Tangible Assets or (d) the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply (subject to certain reductions described in the Senior Indenture) an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction to the retirement of Senior Debt Securities or other indebtedness of the Company (other than indebtedness subordinated to the Senior Debt Securities) or indebtedness of a Restricted Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application. (Section 1006)

Definitions. Certain terms used in the above described restrictions are given the following definitions in Section 101 of the Senior Indenture:

"Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

"Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities, all as reflected in the Company's latest audited consolidated balance sheet contained in the Company's most recent annual report to its stockholders prior to the time as of which "Consolidated Net Tangible Assets" shall be determined.

"Debt" means indebtedness for borrowed money.

"Lien" means any mortgage, pledge, security interest, lien or other encumbrance.

"Principal Property" means any waste processing, waste disposal or resource recovery plant or similar facility located within the United States of America (other than its territories and possessions and Puerto Rico) and owned by, or leased to, the Company or any Restricted Subsidiary, except (a) any such plant or facility (i) owned or leased jointly or in common with one or more persons other than the Company and its Subsidiaries, in which the interest of the Company and its Restricted Subsidiaries does not exceed 50%, or (ii) which the Board of Directors determines in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety, or (b) any portion of any such plant or facility which the Board of Directors determines in good faith not to be of material importance to the use or operation thereof.

"Restricted Subsidiary" means any Subsidiary substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America (excluding its territories and possessions and Puerto Rico).

"Subsidiary" means any corporation of which the Company directly or indirectly owns or controls stock which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation.

Defeasance. If so provided in the Prospectus Supplement accompanying the Offered Senior Debt Securities, the Company may discharge its indebtedness and its obligations under the Senior Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Senior Trustee. The Prospectus Supplement will more fully describe the provisions, if any, relating to such discharge. (Section 403)

Regarding the Senior Trustee. The Senior Trustee is a lending bank under an unsecured variable interest rate bank credit agreement with the Company. The Company has and may from time to time in the future have other banking relationships with the Senior Trustee in the ordinary course of business. Marc J. Shapiro, a director of the Company, is also the President and Chief Executive Officer of the Senior Trustee and an executive officer of Chemical Banking Corporation, the parent corporation of the Senior Trustee. William
D. Ruckelshaus, Chairman of the Board of Directors of the Company, is also an advisory director of the Senior Trustee. Marina v.N. Whitman, a director of the Company, is also a director of Chemical Banking Corporation.

Provisions Applicable to Subordinated Debt Securities

General. The Subordinated Debt Securities will be unsecured obligations of the Company to be issued under the Subordinated
Indenture, and will be subordinate in right of payment to certain other indebtedness of the Company as described under "Subordination".

Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt of the Company. "Senior Debt" is defined in the Subordinated Indenture as the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the Subordinated Indenture or thereafter created or incurred, which is for (a) money borrowed by the Company, (b) obligations of the Company evidencing the purchase price for acquisitions by the Company or a subsidiary other than in the ordinary course of business, (c) money borrowed by others and assumed or guaranteed by the Company, (d) capitalized lease obligations of the Company, (e) obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of the Company with respect to waste-to-energy facilities and (f) renewals, extensions, refundings, amendments and modifications of any indebtedness, of the kind described in the foregoing clauses
(a), (b), (c), (d) and (e) or of the instruments creating or evidencing such indebtedness, unless, in each case, by the terms of the instrument creating or evidencing such indebtedness or such renewal, extension, refunding, amendment and modification, it is provided that such indebtedness is not senior in right of payment to the Subordinated Debt Securities. (Section 1311)

In the event of any distribution of assets of the Company upon its dissolution, winding up, liquidation or reorganization, the holders of Senior Debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the Subordinated Debt Securities. In addition, in the event that (a) the Subordinated Debt Securities or any other debt securities issued under the Subordinated Indenture are declared due and payable because of an Event of Default (other than under the circumstances described in the preceding sentence) or (b) any default by the Company has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any Senior Debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the Subordinated Debt Securities until all such payments due in respect of such Senior Debt have been paid full. (Sections 1301 and 1304)

By reason of such subordination, creditors of the Company who are not holders of Senior Debt may, subject to any subordination provisions that may be applicable to such creditors, recover more ratably than holders of the Subordinated Debt Securities.

As of September 30, 1995, the Company had outstanding approximately $1.8 billion principal amount of indebtedness which would constitute "Senior Debt". The Company also has unused lines of credit for up to a maximum of $1.7 billion at November 30, 1995. The amount of Senior Debt may change in the future, and the Subordinated Indenture contains no limitations on the incurrence of Senior Debt.

Conversion. The Subordinated Indenture provides that a series of Subordinated Debt Securities may be convertible into Common Stock. The following provisions will apply to convertible Subordinated
Debt Securities unless otherwise provided in the Prospectus
Supplement for such series of Subordinated Debt Securities.

The holder of any convertible Subordinated Debt Securities will have the right, exercisable at any time prior to maturity, subject to prior redemption by the Company, to convert any portion of such Subordinated Debt Securities that is $1,000 in principal amount or any integral multiple thereof, into shares of Common Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment.

In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the Subordinated Indenture. Such events include the issuance of shares of Common Stock as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; the fixing of a record date for the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period expiring within 45 days of the record date) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as determined pursuant to the Subordinated Indenture); and the fixing of a record date for the distribution to all holders of Common Stock of evidences of indebtedness or assets (excluding cash dividends paid from surplus) of the Company or subscription rights or warrants (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. (Section 1404)

Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock. Upon conversion, no adjustments will be made for accrued interest or dividends, and, accordingly, convertible Subordinated Debt Securities surrendered for conversion between the record date for an interest payment and the interest payment date (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Sections 1403 and 1405)

In the case of any reclassification or change in the outstanding shares of Common Stock, any consolidation or merger of the Company (with certain exceptions) or any conveyance, transfer or lease of the property and assets of the Company substantially as an entirety, the holder of convertible Subordinated Debt Securities, after the consolidation, merger, conveyance, transfer or lease, will have the right to convert such convertible Subordinated Debt Securities into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon or in connection with such consolidation, merger, conveyance, transfer or lease, if the holder had held the Common Stock issuable upon conversion of such convertible Subordinated Debt Securities immediately prior to such consolidation, merger, conveyance, transfer or lease. (Section 1406)

Regarding the Subordinated Trustee. The Company may from time to time in the future have other banking relationships with the Subordinated Trustee in the ordinary course of business.

                         CAPITAL STOCK

Pursuant to its Restated Certificate of Incorporation, the Company is authorized to issue (i) 400,000,000 shares of Common Stock, $.16 2/3 par value and (ii) 25,000,000 shares of Preferred Stock, without par value, of which 4,000,000 shares have been designated by the Board of Directors as Series A Participating Preferred Stock which may be issued upon the exercise of Rights (hereinafter defined) associated with the Common Stock as discussed below.

On June 1, 1988, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") on each share of Common Stock outstanding at the close of business on June 13, 1988, and in connection therewith entered into a Rights Agreement, dated as of June 1, 1988 (as amended, the "Rights Agreement") with Texas Commerce Bank National Association (subsequently succeeded by First Chicago Trust Company of New York) as Rights Agent. In addition, the Board authorized the issuance of one Right with respect to each share of Common Stock that becomes outstanding between June 13, 1988 and the earliest of the dates on which separate Right certificates are distributed or the Rights expire or are redeemed. The Rights distribution was not taxable to stockholders.

When exercisable, each Right will entitle the registered holder to purchase one one-hundredth of a share of Series A Participating Preferred Stock at an exercise price of $110.00, subject to adjustment. The Rights will not be exercisable prior to the expiration of the Company's right to redeem the Rights. The Company is entitled to redeem the Rights at $.05 per Right (subject to adjustment) up to and including the tenth business day (twentieth business day if the Board of Directors so determines) after the acquisition by a person of beneficial ownership of shares of the Company's stock having 10% or more of the general voting power of the Company. The Rights will expire on June 13, 1998, unless earlier redeemed.

In general, the Rights Agreement provides that if the Company is acquired in a merger or other business combination transaction on or at any time after the date on which a person obtains ownership of stock having 10% more of the Company's general voting power ("Stock Acquisition Date"), provision must be made prior to the consummation of such transaction to entitle each holder of a Right (except as provided in the Plan) to purchase at the exercise price a number of the acquiring company's common shares having a market value (determined as provided in the Rights Agreement) at the time of such transaction of two times the exercise price of the Right. The Rights Agreement also provides that in the event of (i) the acquisition of the Company on or at any time after the Stock Acquisition Date in a merger or other business combination transaction in which the Company's Common Stock remains outstanding and unchanged, (ii) certain self-dealing transactions by a 10% or greater stockholder, (iii) the acquisition by a person of at least 15% of the general voting power of the Company or (iv) an increase in the ownership interest of a 10% or greater stockholder by more than 1% as a result of the occurrence of any of certain events specified in the Rights Agreement, then, in each such case, each holder of a Right (except as provided in the Rights Agreement) will have the right to receive, upon payment of the exercise price, a number of shares of Series A Participating Preferred Stock having a market value (determined as provided in the Rights Agreement) at the time of such transaction of two times the exercise price of a Right.

Certain provisions in the Company's Restated Certificate of Incorporation and By-laws may have the effect of delaying, deferring or preventing a change in control of the Company. These provisions require that the Company's Board of Directors be divided into three classes that are elected for staggered three-year terms; provide that stockholders may act only at annual or special meetings and may not act by written consent; provide that special meetings of stockholders may be called only by the Board of Directors; authorize the directors of the Company to determine the size of the Board of Directors; require that stockholder nominations for directors be made to the Nominating Committee of the Company prior to a meeting of stockholders; provide that directors may be removed only for cause and only by a supermajority vote (80% of shares outstanding) of the stockholders (a "Supermajority Vote"), including a majority in interest of the holders ("Minority Holders") of voting stock held by persons other than any person who, together with its affiliates and associates, owns more than 10% of the voting stock; provide for certain minimum price and procedural requirements in connection with certain business combinations, in the absence of which the business combination would require approval by a Supermajority Vote, including a majority in interest of the Minority Holders; require a Supermajority Vote, including a majority in interest of the Minority Holders, for the amendment of any of the foregoing provisions unless approved by a majority of the Board of Directors in certain events; and authorize the Board of Directors to establish one or more series of Preferred Stock, without any further stockholder approval, having rights, preferences, privileges and limitations that could impede or discourage the acquisition of control of the Company.

Description of Common Stock. At December 14, 1995, 212,660,643 shares of Common Stock were issued and outstanding and approximately 46 million shares were reserved for issuance (i) pursuant to the Company's Dividend Reinvestment Plan and employee benefit plans (including stock option plans), (ii) upon conversion of debentures, (iii) pursuant to outstanding stock purchase contracts and (iv) in connection with the acquisition of businesses and properties in the normal course of business. Subject to the dividend preferences of any outstanding shares of Preferred Stock, all shares of Common Stock are entitled to participate in such dividends as may be declared by the Board of Directors out of assets available for such payment. Holders of Common Stock are entitled to one vote for each share held. All outstanding shares are, and shares issuable hereunder will be, validly issued, fully paid and nonassessable. Holders of Common Stock have no cumulative voting rights or preemptive rights. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the distribution of assets remaining after payment of debts and expenses and of any preference due to holders of any preferred stock of the Company then outstanding. As described above, one Right will be issued in respect of each share of Common Stock issued before the earliest of the dates on which separate Right certificates are distributed or the Rights expire or are redeemed.

The Common Stock Transfer Agent and Registrar is First Chicago
Trust Company of New York, Stock Transfer Department, Mail Suite
4694, Post Office Box 2536, Jersey City, New Jersey 07303-2536.

Description of Preferred Stock. Under the Company's Restated Certificate of Incorporation, the Board of Directors may provide for the issuance of up to 25,000,000 shares of Preferred Stock in one or more series. The rights, preferences, privileges and restrictions, including liquidation preferences, of the Preferred Stock of each series will be fixed or designated by the Board of Directors pursuant to a certificate of designation without any further vote or action by the Company's stockholders. The issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of the Company. Upon issuance against full payment of the purchase price therefor, shares of Preferred Stock offered hereby will be fully paid and nonassessable.

The specific terms of a particular series of Preferred Stock offered hereby will be described in a Prospectus Supplement relating to such series and will include the following:

(i) The maximum number of shares to constitute the series and the distinctive designation thereof;

(ii) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

(iii) Whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

(iv) The liquidation preference, if any, applicable to shares of the series;

(v) Whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

(vi) The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Company or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(vii)  The voting rights, if any, on the shares of the series; and

(viii) Any other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

                         DESCRIPTION OF WARRANTS

The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants") and Warrants to purchase Common Stock or Preferred Stock ("Stock Warrants"). Warrants may be issued independently of or together with any other Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate Warrant Agreement (each a "Warrant Agreement") to be entered into between the Company and a Warrant Agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

Debt Warrants

The applicable Prospectus Supplement will describe the terms of any Debt Warrants, including the following: (i) the title of such Debt Warrants; (ii) the offering price for such Debt Warrants, if any;
(iii) the aggregate number of such Debt Warrants; (iv) the designation and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (v) if applicable, the designation and terms of the Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Security; (vi) if applicable, the date from and after which such Debt Warrants and any Securities issued therewith will be separately transferable; (vii) the principal amount of Debt Securities purchasable upon exercise of a Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise; (viii) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (ix) if applicable, the minimum or maximum amount of such Debt Warrants that may be exercised at any one time;
(x) whether the Debt Warrants represented by the Debt Warrant certificates or Debt Securities that may be issued upon exercise of the Debt Warrants will be issued in registered or bearer form; (xi) information with respect to book-entry procedures, if any; (xii) the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable; (xiii) if applicable, a discussion of certain United States federal income tax considerations; (xiv) the antidilution provisions of such Debt Warrants, if any; (xv) the redemption or call provisions, if any, applicable to such Debt Warrants; and (xvi) any additional terms of the Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Debt Warrants.

Stock Warrants

The applicable Prospectus Supplement will describe the terms of any Stock Warrants, including the following: (i) the title of such Stock Warrants; (ii) the offering price of such Stock Warrants, if any; (iii) the aggregate number of such Stock Warrants; (iv) the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of such Stock Warrants; (v) if applicable, the designation and terms of the Securities with which such Stock Warrants are issued and the number of such Stock Warrants issued with each such Security; (vi) if applicable, the date from and after which such Stock Warrants and any Securities issued therewith will be separately transferrable; (vii) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Stock Warrant and the price at which such shares may be purchased upon exercise; (viii) the date on which the right to exercise such Stock Warrants shall commence and the date on which such right shall expire; (ix) if applicable, the minimum or maximum amount of such Stock Warrants that may be exercised at any one time; (x) the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable; (xi) if applicable, a discussion of certain United States federal income tax considerations; (xii) the antidilution provisions of such Stock Warrants, if any; (xiii) the redemption or call provisions, if any, applicable to such Stock Warrants; and (xiv) any additional terms of such Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Stock Warrants.

             DESCRIPTION OF STOCK PURCHASE CONTRACTS
                     AND STOCK PURCHASE UNITS

The Company may issue Stock Purchase Contracts, consisting of contacts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The price per share of Preferred Stock or Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Preferred Stock or the Common Stock under the Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or visa versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                          PLAN OF DISTRIBUTION

The Company may sell the Securities being offered hereby in and/or outside the United States (i) through underwriters or a group of underwriters or dealers, (ii) through agents designated from time to time or (iii) directly to purchasers.

If an underwriter or underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms and conditions of the transaction (including underwriting discounts and commissions and other items constituting underwriting compensation and discounts and commissions to be allowed or paid to any dealers) will be set forth in the Prospectus Supplement, which will be used by the underwriters to make sales of the Offered Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the underwriting agreement, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Only underwriters named in the Prospectus Supplement are deemed to be underwriting in connection with the Offered Securities in respect of which such Prospectus Supplement and this Prospectus are delivered and any firms not named therein are not parties to the underwriting agreement in respect of such Offered Securities and will have no direct or indirect participation in the underwriting thereof, although they may participate in the distribution of such Securities under circumstances where they may be entitled to a dealer's commission.

If so indicated in the Prospectus Supplement, the Company will authorize underwriters to solicit offers by certain institutions to purchase Offered Securities from the Company at the price set forth in the Prospectus Supplement pursuant to delayed delivery contracts for payment and delivery at a future date. The Prospectus Supplement will set forth the commission payable to the underwriters for solicitation of such contracts.

Offers to purchase Offered Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

If an agent or agents are utilized in the sale, such persons may be deemed to be "underwriters", and any discounts, commissions or concessions received by them from the Company or any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from the Company will be described in the Prospectus Supplement.

The time and place for delivery of the Offered Securities in respect of which this Prospectus is delivered are set forth in the Prospectus Supplement.

                       LEGAL OPINIONS

The legality of the Securities to be offered hereby will be passed upon for the Company by Fulbright & Jaworski L.L.P., 1301 McKinney Street, Houston, Texas 77010, and for any underwriters or agents of a particular issue of Offered Securities, by Vinson & Elkins L.L.P., 1001 Fannin Street, First City Tower, Houston, Texas 77002 or by other counsel identified in the relevant Prospectus Supplement as passing on the same for any such underwriters and agents. Vinson & Elkins L.L.P. has represented the Company in various legal matters from time to time.

                            EXPERTS

The consolidated financial statements and schedules included in the Annual Report of the Company on Form 10-K for the year ended September 30, 1995 incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.


                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.*

          Securities and Exchange Commission Registration Fee....$   344,828
          Printing and Engraving Expenses........................     50,000
          Accounting Fees and Expenses...........................    100,000
          Legal Fees and Expenses................................    100,000
          Trustee Fees...........................................     40,000
          Fees of Rating Agencies................................    170,000
          Blue Sky Fees and Expenses.............................     10,000
          Miscellaneous..........................................      5,172
                                                                 -----------
               TOTAL............................................$    820,000
                                                                 ===========
------------------
*Estimated, except for the SEC Registration Fee.


ITEM 15.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers the Company to, and the By-laws of the Company provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

The Company's By-laws provide, pursuant to Section 145 of the General Corporation Law of the State of Delaware, for indemnification of officers, directors, employees and agents of the Company and persons serving at the request of the Company in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Company or such other business organizations.

The Company's Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by law, director liability for monetary damages for breaches of fiduciary duty of care.

At the annual meeting of stockholders held on March 4, 1987, the Company's stockholders adopted a resolution authorizing the Company to enter into an Indemnity Agreement (the "Indemnity Agreement") with each director of the Company and with certain officers of the Company designated by the Board of Directors or its Executive Committee. The Indemnity Agreement requires that the Company indemnify directors and designated officers who are parties thereto in all cases to the fullest extent permitted by applicable law.

Pursuant to a policy of directors' and officers' liability and corporation reimbursement insurance, the Company's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Company.

Pursuant to a number of agreements by which the Company acquired ownership of businesses, the former owners of those businesses individually agreed to indemnify each officer of the Company, each person who may be liable as a director of the Company or as a person who controls or shall have controlled the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities that such officers, directors or controlling persons might incur. Generally, such former owners have agreed to indemnify such officers, directors or controlling persons against any and all damages or liabilities to which such officers, directors or control persons may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, state securities laws, the common law or otherwise, including legal and other expenses incurred in connection therewith, but only insofar as such liabilities arise out of or are based upon any untrue statement or omission or alleged omission based upon information furnished to the Company by or on behalf of such former owner for use in certain registration statements filed by the Company under the Securities Act or upon failure of such former owner to provide such information.


ITEM 16.  Exhibits.

                                                        SEC FILE OR
                                                        REGISTRATION   EXHIBIT
                                                        NUMBER         NUMBER

 *1(a)   Form of Underwriting Agreement (for equity      33-51879        1(a)
         securities).

 *1(b)   Form of Underwriting Agreement (for debt        33-51879        1(b)
         securities)

 *4(a)   Restated Certificate of Incorporation           1-6805          3(a)
         dated December 7, 1991                          (10-K,
                                                         September
                                                         30, 1993)

**4(b)   Bylaws, as amended through December 5, 1995

 *4(c)   Rights Agreement, dated June 1, 1988,           1-6805          3.3
         between the Registrant and Texas Commerce       (10-K,
         Bank National Association.                      September
                                                         30, 1988)

 *4(d)   First Amendment, dated March 1, 1989, to        1-6805          10.1
         Rights Agreement, dated as of June 1,           (10-Q, June
         1988, between the Company and Texas             30, 1989)
         Commerce Bank National Association.

 *4(e)   Second Amendment, dated March 7, 1990, to       1-6805           4.1
         Rights Agreement, dated as of June 1,           (10-Q, March
         1988, between the Registrant and First          31, 1990)
         Chicago Trust Company of New York as
         successor Rights Agent.

 *4(f)   Restated Indenture, dated as of September       1-6805           4.8
         1, 1991, between First City, Texas-             (10-K,
         Houston, National Association, Trustee,         September
         and the Registrant.                             10, 1991)

 *4(g)   Indenture, dated as of August 1, 1987,          33-16537         4.1
         between First RepublicBank Houston,
         National Association, Trustee, and the
         Registrant.

 *4(h)   First Supplemental Indenture, dated as of       33-51879         4(f)
         January 11, 1994, between the Registrant and NationsBank of Texas, National
         Association, as successor Trustee.

 *4(i)   Second Amended and Restated Revolving           1-6805 (10-K,    4.4
         Credit Agreement, dated as of May 31,           September 30,
         1995, among the Registrant and Texas            1995)
         Commerce Bank National Association as
         Administrative Agent, and the other banks named therein.

 *4(j)   Multicurrency Revolving Credit Agreement,       1-6805 (10-Q,    4.11
         dated December 5, 1994, between BFI             December 31,
         Acquisition plc, BFI International, Inc.,       1994)
         Browning-Ferris Industries Europe, Inc., the Registrant and Credit Suisse and the Banks specified therein.

 **5 Opinion of Fulbright & Jaworski L.L.P. as to legality of the securities being registered.

 *12(a)  Computation of Ratios of Earnings to Fixed      1-6805 (10-K,   12.1
         Charges (for last five fiscal years).           September 30,
                                                         1995)

 **23(a) Consent of Arthur Andersen LLP

 **23(b) Consent of Fulbright & Jaworski L.L.P.
         (included in their opinion filed as
         Exhibit 5).

 **24    Powers of Attorney (included under the
         caption "Power of Attorney and
         Signatures").

 **25(a) Form T-1 Statement of Eligibility and
         Qualification under the Trust Indenture
         Act of 1939 of Texas Commerce Bank
         National Association relating to the
         Senior Indenture.

**25(b)  Form T-1 Statement of Eligibility and
         Qualification under the Trust Indenture
         Act of 1939 of The Bank of New York
         relating to the Subordinated Indenture.

------------
 * Incorporated by reference.
** Previously filed.



ITEM 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by a final adjudication of such issue.

(c)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on this 5th day of January, 1996.

                                BROWNING-FERRIS INDUSTRIES, INC.
                                          (Registrant)

                               By:    /s/ Ronald E. Long
                                  ______________________________
                                         Ronald E. Long,
                                      Assistant Treasurer




Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                     *William D. Ruckelshaus
                                  ______________________________
                                     William D. Ruckelshaus,
                                      Chairman of the Board
                                          and Director


                                       *Bruce E. Ranck
                                  ______________________________
                                       Bruce E. Ranck,
                                   President, Chief Executive
                                      Officer and Director

                                        *Norman A. Myers
                                  ______________________________
                                        Norman A. Myers,
                                 Vice Chairman, Chief Marketing
                                      Officer and Director

                                       *Jeffrey E. Curtiss
                                  ______________________________
                                       Jeffrey E. Curtiss,
                                    Senior Vice President and
                                     Chief Financial Officer

                                        *David R. Hopkins
                                  ______________________________
                                        David R. Hopkins,
                                 Vice President, Controller and
                                    Chief Accounting Officer

                                        *William T. Butler
                                  ______________________________
                                   William T. Butler, Director

                                        *C. Jackson Grayson
                                  ______________________________
                                 C. Jackson Grayson, Jr., Director

                                        *Gerald Grinstein
                                  ______________________________
                                   Gerald Grinstein, Director

                                           *Ulrich Otto
                                  ______________________________
                                      Ulrich Otto, Director

                                      *Harry J. Phillips, Sr.
                                  ______________________________
                                 Harry J. Phillips, Sr., Director

                                       *Joseph L. Roberts, Jr.
                                  ______________________________
                                 Joseph L. Roberts, Jr., Director

                                        *Marc J. Shapiro
                                  ______________________________
                                    Marc J. Shapiro, Director

                                        *Robert M. Teeter
                                  ______________________________
                                   Robert M. Teeter, Director

                                        *Louis A. Waters
                                  ______________________________
                                    Louis A. Waters, Director

                                      *Marina v.N. Whitman
                                  ______________________________
                                  Marina v.N. Whitman, Director

                                       *Peter S. Willmott
                                  ______________________________
                                   Peter S. Willmott, Director
*By:  /s/ Rufus Wallingford
    ------------------------
      Rufus Wallingford
      Attorney-in-fact

January 5, 1996


                               EXHIBIT INDEX

                                                        SEC FILE OR
                                                        REGISTRATION   EXHIBIT
                                                        NUMBER         NUMBER

*1(a)   Form of Underwriting Agreement (for equity      33-51879        1(a)
        securities).

*1(b)   Form of Underwriting Agreement (for debt        33-51879        1(b)
        securities).

*4(a)   Restated Certificate of Incorporation           1-6805          3(a)
                                                        (10-K,
                                                        September
                                                        30, 1993)

** 4(b) Bylaws, as amended through December 5,
        1995.

*4(c)   Rights Agreement, dated June 1, 1988,           1-6805          3.3
        between the Registrant and Texas Commerce       (10-K,
        Bank National Association.                      September
                                                        10, 1988)

*4(d)   First Amendment, dated March 1, 1989, to        1-6805         10.1
        Rights Agreement, dated as of June 1,           (10-Q, June
        1988, between the Company and Texas             30, 1989)
        Commerce Bank National Association.


*4(e)   Second Amendment, dated March 7, 1990, to       1-6805          4.1
        Rights Agreement, dated as of June 1,           (10-Q, March
        1988, between the Registrant and First          31, 1990)
        Chicago Trust Company of New York as
        successor Rights Agent.

*4(f)   Restated Indenture, dated as of September       1-6805          4.8
        1, 1991, between First City, Texas-             (10-K,
        Houston, National Association, Trustee,         September
        and the Registrant.                             10, 1991)

*4(g)   Indenture, dated as of August 1, 1987,          33-16537        4.1
        between First RepublicBank Houston,
        National Association, Trustee, and the
        Registrant.

*4(h)   First Supplemental Indenture, dated as of       33-51879        4(f)
        January 11, 1994, between the Registrant and NationsBank of Texas, National
        Association, as successor Trustee.

*4(i)   Second Amended and Restated Revolving           1-6805 (10-     4.4
        Credit Agreement, dated as of May 31,           K, September
        1995, among the Registrant and Texas            30, 1995)
        Commerce Bank National Association as
        Administrative Agent, and the other banks named therein.

*4(j)   Multicurrency Revolving Credit Agreement,       1-6805 (10-     4.11
        dated December 5, 1994, between BFI             Q, December
        Acquisition plc, BFI International, Inc.,       31, 1994)
        Browning-Ferris Industries Europe, Inc., the Registrant and Credit Suisse and the Banks specified therein.

**23(a) Consent of Arthur Andersen LLP

**23(b) Consent of Fulbright & Jaworski L.L.P.
        (included in their opinion filed as
        Exhibit 5).

**24    Powers of Attorney (included under the
        caption "Power of Attorney and
        Signatures").

**25(a) Form T-1 Statement of Eligibility and
        Qualification under the Trust Indenture
        Act of 1939 of Texas Commerce Bank
        National Association relating to the
        Senior Indenture.

**25(b) Form T-1 Statement of Eligibility and
        Qualification under the Trust Indenture
        Act of 1939 of The Bank of New York
        relating to the Subordinated Indenture.

------------
 * Incorporated by reference.
** Previously filed.